As filed with the Securities and Exchange Commission on July 21, 2006

                                                                                                                                                                                                 REGISTRATION NO. 333 ‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S‑8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

JENNIFER CONVERTIBLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

        Delaware                                                                                                                                                                  11-2824646

        (State or Other Jurisdiction                                                                                                                                              (I.R.S. Employer

        of Incorporation or Organization)                                                              Identification No.)

419 Crossways Park Drive

Woodbury, New York 11797

(Address, Including Zip Code, of Principal Executive Offices)

Jennifer Convertibles, Inc. Stock Option Plan

(Full Titles of the Plans)

Harley J. Greenfield, Chief Executive Officer

Jennifer Convertibles, Inc.

419 Crossways Park Drive

Woodbury, New York 11797

(516) 496-1900

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

with a copy to:

Kenneth R. Koch, Esq.

Mintz Levin Cohn Ferris Glovsky and Popeo P.C.

666 Third Avenue

New York, New York 10017

(212) 935-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration
Common Stock, par value $0.01 per share	383,333(2)	$3.52(2)	$1,349,332.10	$144.38
Common Stock, par value $0.01 per share	316,667(3)	$6.30(4)	$1,995,002.10(4)	$213.47

(1) Plus such indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the registration of 383,333 shares of our common stock issued or issuable upon exercise of options granted under our 2003 Stock Option Plan, or the “Plan”, with a weighted average exercise price per share of $3.52

(3) Represents the registration of 316,667 shares of our common stock issuable upon exercise of options reserved for grant under the Plan.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of our common stock as quoted on the American Stock Exchange on July 18, 2006.

EXPLANATORY NOTE

                In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, or the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of common stock pursuant to the Plans.  The prospectus filed as part of this registration statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock that have been and/or may hereafter be issued upon the exercise of options that have been and/or may hereafter be granted under the Plans.

PROSPECTUS

Jennifer Convertibles, Inc.

700,000 Shares of Common Stock

Par Value $.01 Per Share

issued or issuable pursuant to the

2003 Stock Option Plan

                The shares of common stock, par value $.01 per share, offered hereby are shares which have been or may in the future be issued upon the exercise of stock options which have been or may in the future be granted under the 2003 Stock Option Plan, to be sold by our stockholders identified herein. These persons are referred to in this prospectus as the “Selling Stockholders.” See “Selling Stockholders” for information about these persons.

                Some or all of the shares offered under this prospectus may be offered for sale from time to time by the Selling Stockholders or by pledgees, donees, transferees, or other successors in interest.  These sales may be made on one or more exchanges, in the over‑the‑counter market, or otherwise, at prices and on terms then prevailing, or at prices related to the then‑current market price, or in negotiated transactions or otherwise, or by underwriters pursuant to an underwriting agreement in customary form, or in a combination of any such methods of sale.  The Selling Stockholders and any broker‑dealers (including underwriters) who may participate in a sale of the shares may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended, and the commissions paid or discounts or concessions allowed to any of such broker‑dealers (including underwriters) by any person, as well as any profits received on the resale of the Shares if any of such broker‑dealers (including underwriters) should purchase any shares as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act.  All discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the shares, except that the expenses of registering the shares and preparing and filing this Prospectus with the Securities and Exchange Commission, and of registering or qualifying the shares under the blue sky laws of any jurisdiction necessary to permit the distribution as described in this prospectus, will be paid by us. See “Plan of Distribution” for more information about the sale of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

                Our common stock is traded on the American Stock Exchange under the symbol JEN.

                On July 18, 2006, the closing price for our common stock, as reported by the American Stock Exchange, was $6.30.

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE RISK FACTORS

INDICATED UNDER “RISK FACTORS” ON PAGE 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY NOR HAS THE COMMISSION OR ANY STATE SECURITIES AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 21, 2006.

            No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by us or any Selling Stockholder.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares offered by this prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered hereby to any person in any jurisdiction where it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

                We are subject to certain informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, file reports, proxy statements and other information with the Securities and Exchange Commission.  Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Room 1580, Washington, DC 20549. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the SEC’s Web site is http://www.sec.gov.

We will provide without charge to each person, including beneficial owners, to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents.  Requests for such copies should be directed to Jennifer Convertibles, Inc., 419 Crossways Park Drive, Woodbury, New York 17797, Attention: Harley J. Greenfield. Our telephone number is (516) 496-1900.

RISK FACTORS

                An investment in the shares being offered by this prospectus involves a high degree of risk.  In addition to the other information in this prospectus or incorporated herein by reference, the following factors should be considered carefully in evaluating an investment in the shares of common stock offered by this prospectus.  This prospectus contains and incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended August 27, 2005; our Quarterly Reports on Form  10-Q for the quarters ended May 27, 2006, February 25, 2006 and November 25, 2005, and under "Business" in the Form 10-K, incorporated in this prospectus by reference.  Such statements are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below.  Actual results could differ materially from those projected in the forward-looking statements. Jennifer Convertibles is also subject to more general risks described in the Section "Special Note Regarding Forward Looking Statements" beginning on page 14.

RISK FACTORS

There is no assurance we will operate profitably.

                We incurred a net loss of ($3,870,000), ($4,142,000) and ($3,377,000) in the fiscal years ended August 27, 2005, August 28, 2004 and August 30, 2003, respectively.  The furniture business is cyclical and we have been impacted and will continue to be affected by changes in such cycles, by losses from new stores, the overall economic and political climate, changes in consumer preferences or demographics or unknown risks and uncertainties that may cause us to continue to incur losses from operations.

We may be liable for up to $2,700,000 per year of “short-fall” payments to the private company.

                As part of settlement with the private company, we obtained the right to open an unlimited number of stores in New York for a royalty of $400,000 per year.  Because we will be managing the private company’s stores and because we may negatively impact the private company’s sales by opening stores in its territory, we agreed to pay the private company up to $4,500,000 for the initial period beginning January 1, 2002 and ended August 30, 2003 and $2,700,000 per year thereafter, of the shortfall of sales drop below specified levels.  For the initial period, which ended August 30, 2003, the amount of “short-fall” payments we paid to the private company was $1,326,000 and for fiscal years ended August 27, 2005 and August 28, 2004 the amount was $467,000 and $1,201,000, respectively. On November 18, 2004, the Management Agreement and License pursuant to which we are required to make such payments to the private company was amended such that the private company has agreed to waive its rights to receive the payments described above during the period commencing January 1, 2005 through August 31, 2007.   In addition, pursuant to the amendment, the private company agreed to waive its rights to receive from us an annual royalty payment in the amount of $400,000 per year during the period commencing January 1, 2005 through April 30, 2005, the date of court approval.

Our company could suffer from potential conflicts of interest.

                Potential conflicts of interest exist since Harley J. Greenfield, our Chairman of the Board and Chief Executive Officer, and Edward B. Seidner, our Executive Vice President, and a former director, are owed over $10 million by the private company, which owns, controls or licenses the private company stores.  Accordingly, such persons derive substantial economic benefits from the private company.  In addition, Fred Love, the co-founder of the related private company, was Mr. Greenfield’s brother-in-law. Mr. Love passed away in October 2004 and Jane Love, Mr. Greenfield’s sister, is currently acting as the interim President of the private company.  Circumstances may arise in which the interest of the private company stores, of the private company or of Mr. Greenfield and Mr.  Seidner will conflict with our interests.  There are also numerous relationships, and have been numerous transactions, between us and the private company, including an agreement under which we warehouse and purchase merchandise for the private company, manage its stores and provide it other services.

We depend heavily on two suppliers.

                We purchase a significant percentage of our merchandise from Klaussner Furniture Industries Inc. (“Klaussner”), which also manufactures furniture under the SealyR brand name.  During the fiscal year ended August 27, 2005, we purchased approximately 30% of our merchandise from Klaussner and 49% of our merchandise from Caye Home Furnishings, LLC (“Caye”).  Since a large portion of our revenues have been derived from sales of Klaussner and Caye products, the loss of these suppliers could have a material adverse impact on us until alternative sources of supply are established.  Our obligations to Caye are secured by substantially all of our assets.  Klaussner is also a principal stockholder and creditor of ours and owns retail stores that compete with ours.  Klaussner’s and Caye’s position as significant creditors could potentially result in a temporary or permanent loss of our principal supply of merchandise, if, for example, Klaussner and Caye halted supply because we defaulted on or were late in making our payments to them.

The cyclical nature of the furniture industry poses risks to us from a prolonged economic downturn.

                The furniture industry has been historically cyclical, fluctuating with general economic cycles.  During economic downturns, the furniture industry tends to experience longer periods of recession and greater declines than the general economy.

Competition in the furniture industry could reduce our sales and cause us to reduce prices.

                The retail sofabed business is highly competitive and includes competition from traditional furniture retailers and department stores as well as numerous discount furniture outlets.  Our stores may face sharp price-cutting, as well as imitation and other forms of competition, and we cannot prevent or restrain others from utilizing a similar marketing format.  Although we are the largest sofabed specialty retail dealer in the United States, many of our competitors have considerably greater financial resources.

A number of our store leases are month-to-month and accordingly the stores may need to halt operations on short notice.

                A number of our store leases are month-to-month. Accordingly, if, at the end of a monthly lease period, we are unable to negotiate favorable terms for the new lease period or unable to renew such lease, we may need to halt operations at such location on short notice, which may have a material adverse effect on our results of operations.

We may have difficulty obtaining additional financing.

                Our ability to expand and support our business may depend upon our ability to obtain additional financing.  We may have difficulty obtaining debt or equity financing.  We are currently a party to a Credit Agreement and a Security Agreement with Caye (the “Caye Credit Facility”), pursuant to which Caye agreed to provide us with $11.5 million of debt financing.  As of May 27, 2006, we owed Caye $9,521,000.  Most of our assets are pledged to Caye as security for the amounts we owe under the Caye Credit Facility.  From time to time, our financial position has made it difficult for us to obtain third party consumer financing.  Inability to secure such financing can adversely affects sales.

Substantially all of our assets have been pledged to Caye pursuant to our credit facility.

                Pursuant to the terms of the Caye Credit Facility, substantially all of our assets have been pledged to Caye as security for any amounts we owe under the Caye Credit Facility.  In the event of any bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the assets that are pledged as collateral securing any unpaid amounts must first be used to pay such amounts, as well as any other obligation secured by the pledged assets pursuant to the terms of the Caye Credit Facility, in full, before making any distributions to stockholders.  In such event, you could lose all or a part of your investment.

Harley J. Greenfield and current management are likely to retain control.

                As of July 10, 2006, Harley J. Greenfield, our Chairman of the Board and Chief Executive Officer and principal stockholder, beneficially owns approximately 20.4% of our outstanding shares of common stock.  Approximately 40.5% of the outstanding common stock is beneficially owned by all officers and directors as a group, including Messrs. Greenfield and Seidner.  Since the holders of our common stock do not have cumulative voting rights, such officers’ and directors’ ownership of our common stock will likely enable them to exercise significant influence in matters such as the election of our directors and other matters submitted for stockholder approval.  Also, the relationship of such persons to the private company could serve to perpetuate management’s control in light of the private company’s relationship to us.

Our future success depends heavily on two executives.

                Our future success will depend substantially upon the abilities of Harley J. Greenfield, our Chairman of the Board and Chief Executive Officer and one of our principal stockholders, as well as Rami Abada, our President, Chief Operating Officer and Chief Financial Officer.  The loss of Mr. Greenfield’s and/or Mr. Abada’s services could materially adversely affect our business and our prospects for the future. We do not have key man insurance on the lives of such individuals.

We are prohibited from paying dividends on our common stock.

                Under the terms of the Caye Credit Facility, we are prohibited from paying any dividends on our common stock.  We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.  We currently anticipate that we will retain any earnings for use in the operation and expansion of our business and, therefore, do not anticipate that we will pay any cash dividends in the foreseeable future.

We have a temporary exemption from the American Stock Exchange listing requirements and failure to meet our plan of compliance could result in the delisting of our common stock.

                On January 5, 2006, we received a letter from the American Stock Exchange (the “Exchange”) advising us that we were not in compliance with the Exchange’s requirements for continued listing.  Among other things, the Exchange requires a minimum shareholder’s equity of $4 million.  As of November 26, 2005, our shareholder’s equity was $81,000.  Accordingly, in order to maintain the continued listing of our stock, we were required to submit a plan of compliance (the “Plan”) to the Exchange demonstrating that we would be in compliance with all of the Exchange’s requirements for continued listing within 18 months of the January 5, 2006 notice letter (the “Plan Period”).  We submitted the Plan to the Exchange on February 3, 2006.  On March 1, 2006, we received a letter from the Exchange advising us that the Exchange had reviewed and approved the Plan and that our listing on the Exchange was being continued pursuant to an extension.  However, the Exchange noted that it would continue to review us periodically for compliance with the Plan and, if we do not show progress consistent with the Plan, the Exchange may immediately commence delisting proceedings.  While we believe that we will demonstrate adequate progress consistent with the Plan to the satisfaction of the Exchange during the Plan Period and achieve the required compliance with the Exchange’s continued listing standards by the end of the Plan Period to remain listed on the Exchange, there can be no assurance that we will.

THE COMPANY

We are the owner and licensor of the largest group of sofabed specialty retail stores and leather specialty retail stores in the United States, with stores located throughout the Eastern seaboard, in the Midwest, on the West Coast and in the Southwest.  As of May 27, 2006, our stores included 175 Jennifer ConvertiblesR stores and 16 Jennifer Leather stores.  Of these 191 stores, we owned 167 and licensed 24, including 23 owned and operated by a related private company and one owned by other third parties operated by the private company.

Jennifer ConvertiblesR stores specialize in the retail sale of a complete line of sofabeds.  Additionally, we sell sofas and companion pieces, such as loveseats, chairs and recliners, in both fabric and leather, designed and priced to appeal to a broad range of consumers.  The sofabeds and companion pieces are made by several manufacturers and range from high-end merchandise to relatively inexpensive models.  We are the largest dealer of SealyR sofabeds in the United States.  Jennifer Leather stores specialize in the retail sale of leather living room furniture.  In order to generate sales, our licensees and we rely on the attractive image of the stores, competitive pricing, prompt delivery and extensive advertising.

We believe that the image presented by our stores is an important factor in our overall marketing strategy.  Accordingly, stores are designed to display our merchandise in an attractive setting designed to show the merchandise, as it would appear in a customer’s home.  All of our stores have a similar clearly defined style, are designed as showrooms for the merchandise and are carpeted, well lighted and well maintained.  Inventories for delivery are maintained in separate warehouses.  We display a variety of sofabeds and companion pieces at each Jennifer Convertibles retail location with cocktail tables and other accessories.  In contrast to certain of our competitors that primarily target particular segments of the market, we attempt to attract customers covering the broadest socioeconomic range of the market and, accordingly, offer a complete line of sofabeds made by a number of manufacturers in a variety of styles at prices currently ranging from approximately $299 to $2,200.  The Jennifer Leather stores similarly offer a complete line of leather living room furniture in a variety of styles and colors at prices currently ranging from approximately $599 to $5,000.  We also generally feature attractive price incentives to promote the purchase of merchandise.  In addition to offering merchandise by brand name manufacturers, we offer merchandise at our Jennifer Convertibles and Jennifer Leather stores under the private label “Bellissimo CollectionR” brand name for leather merchandise.

Although each style of sofabed, loveseat, sofa, chair and recliner is generally displayed at Jennifer Convertibles stores in one color and fabric, samples of the other available colors and fabrics or leathers are available on selected merchandise.  Up to 2,000 different colors and fabrics are available for an additional charge.  To maximize the use of our stores and offer customers greater selection and value, we, as is common in the mattress industry, sell various sizes of sofabeds with various sizes of mattresses but display only one size of sofabed.  We also offer leather furniture in a number of different grades of leather and colors.  We generate additional revenue by selling tables and offering related services, such as lifetime fabric protection.

A related private company, “the private company”, operates 24 Jennifer Convertibles stores, 23 of which it owns and one of which it licenses and manages.  We do not own or collect any royalties from the 21 private company owned stores, which are located in New York.  However, the private company operates these stores in substantially the same way as we operate our stores and we are currently managing certain aspects of such stores.  Fred Love, who passed away in October 2004, co-founded the private company.  Mr. Love was one of our principal stockholders and also the brother-in-law of Harley J. Greenfield, our Chairman of the Board, Chief Executive Officer, director and principal stockholder.  Jane Love, Mr. Greenfield’s sister, is currently acting as the interim President of the private company. Jonathan Warner has been appointed as the trustee of Mr. Love’s estate.  See “Agreements and Transactions with Private Company (Note 3)” and "Certain Relationships and Related Transactions" in our Proxy Statement furnished in connection with our Annual Meeting of Stockholders  held on February 7, 2006, which is hereby incorporated by reference.

Merchandise ordered from inventory is generally available to be delivered within two weeks.  Customers who place special orders for items, colors or fabrics not in inventory must generally wait four to six weeks for delivery, except for leather merchandise which may take up to 20 weeks.  We believe that our ability to offer quick delivery of merchandise represents a competitive advantage.

SELLING STOCKHOLDERS

                The Selling Stockholders are offering hereby shares, which have been or may hereafter be acquired by them upon the exercise of options granted under the 2003 Stock Option Plan. The names of additional Selling Stockholders and the number of shares offered hereby by them may be added to this prospectus from time to time by an addendum or supplement to this prospectus.  Other persons who acquire shares from the Selling Stockholders may also be identified as Selling Stockholders by means of an addendum or supplement to this prospectus.

Rami Abada is our Chief Operating Officer, Interim Chief Financial Officer and a director.

Edward Bohn is one of our directors.

Kevin Coyle is one of our directors.

Leslie Falchook is our Senior Vice President - Administration.

Harley J. Greenfield is our Chief Executive Officer and Chairman of the Board.

Kevin Mattler is our Senior Vice President - Store Operations.

Joseph Schillero is our Controller.

Edward Seidner is our Executive Vice President.

Bernard Wincig is one of our former directors.

                The following table lists the Selling Stockholders and other information regarding the beneficial ownership of Common Stock by each of the Selling Stockholders as of July 10, 2006.

Name	Number of Shares Beneficially Owned Prior to Offering (1)	Number of Shares Being Offered (2)	Number of Shares to be Beneficially Owned After Offering (3)	Percentage of Class to be Beneficially Owned After Offering

Rami Abada	1,003,001(4)	0	1,003,001	13.4%

Mark Berman	123,000(5)	25,000	98,000	1.4%

Edward Bohn	104,500(6)	50,000	54,500	*

Kevin Coyle	111,250(7)	50,000	61,250	*

Leslie Falchook	77,600(8)	0	77,600	1.2%

Harley J. Greenfield	1,598,324(9)	233,333	1,364,991	17.9%

Kevin Mattler	51,200(10)	0	51,200	*

Joseph Schillero	25,000(11)	0	25,000	*

Edward Seidner	682,883(12)	0	682,883	10.3%

Bernard Wincig	203,573(13)	25,000	178,573	2.7%

*  Less than 1% of the outstanding Common Stock.

(1)    Includes all shares of Common Stock owned by the Selling Stockholder and shares of Common Stock, which the Selling Stockholder has the right to acquire, through the exercise of options including those granted under the 2003 Stock Option Plan, within 60 days after the date hereof.

(2)    Includes certain shares of Common Stock acquired by the Selling Stockholder pursuant to the exercise of options granted under the 2003 Stock Option Plan and all shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options granted under the 2003 Stock Option Plan, whether or not such right has yet become exercisable or will become exercisable within 60 days after the date hereof.

(3)    Includes shares of Common Stock owned by the Selling Stockholder and Shares of Common Stock, which the Selling Stockholder has the right to acquire, through the exercise of options, other than those granted under the 2003 Stock Option Plan, within 60 days after the date hereof.  Assumes all shares registered pursuant hereto will be sold, although there can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.  Also assumes that no other shares are acquired or transferred by the Selling Stockholder.

(4)    Includes (a) 53,001 shares of common stock and (b) 950,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(5)    Includes (a) 27,000 shares of our common stock held directly by Mr. Berman; (b) 16,000 shares of our common stock held by Mr. Berman’s wife; (c) 2,000 shares of our common stock held under a Money Purchase Keogh f/b/o Mark Berman by CWAI Consultants Corp.; (d) 3,000 shares of our common stock held under a Profit Sharing Keogh f/b/o Mark Berman by CWAI Consultants Corp.; and (e) 50,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(6)    Includes (a) 4,500 shares of common stock and (b) 50,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(7)    Includes (a) 11,250 shares of common stock and (b) 50,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(8)    Includes (a) 27,600 shares of common stock and (b) 50,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(9)    Includes (a) 297,329 shares of common stock, (b) 300,000 shares of common stock underlying options to acquire convertible preferred stock owned by Klaussner and granted to Mr. Greenfield by them and (c) 767,662 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(10)    Includes 51,200 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(11)    Includes 25,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(12)    Includes (a) 100,000 shares of common stock and (b) 582,883 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

(13)    Includes (a) 115,773 shares of our common stock held directly by Mr. Wincig; (b) 8,800 shares of our common stock held by Mr. Wincig’s wife; and (c) 79,000 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of July 10, 2006.

USE OF PROCEEDS

                We are unable to predict the time, if ever, when options will be exercised.  If all options are exercised, the net proceeds would amount to $2,464,000.  Moreover, the 2003 Stock Option Plan permits certain methods of exercising options, which would not result in us receiving any cash proceeds.  Accordingly, the proceeds from the exercise of options, if any, have not been allocated for any particular purpose. We will not receive any proceeds from the subsequent sale of shares by the Selling Stockholders.

PLAN OF DISTRIBUTION

                The shares may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest.  Such offers and sales may be made from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.  The shares may be sold by one or more of the following:  (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) a combination of any such methods of sale.  In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from Selling Stockholders or from purchasers in amounts to be negotiated immediately prior to the sale.  Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.

                In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 701 promulgated under the Securities Act may be sold under Rule 144 or Rule 701 rather than pursuant to this Prospectus.

                We may enter into customary agreements with the Selling Stockholders concerning indemnification and the provision of information in connection with the sale of the shares.

                There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all the common stock covered by this prospectus.

                The stockholders listed above under “Selling Stockholders,” and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling securities of Jennifer Convertibles, may not sell by means of the prospectus more than the amount of securities, during any three-month period, specified in Rule 144(e) promulgated under the Securities Act.

LEGAL MATTERS

                The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.  A member of that firm owns an aggregate of approximately 25,000 shares of Common Stock of the Registrant.

 EXPERTS

                The consolidated financial statements of Jennifer Convertibles, Inc. appearing in its Annual Report on Form 10-K for the year ended August 27, 2005 have been audited by Eisner LLP, independent registered public accounting firm, as set forth in their report thereon , included thereon and incorporated herein by reference. Such consolidated financial statements and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                The following documents that we filed with the SEC are incorporated herein by reference:

                (a)           Annual Report on Form 10-K for the fiscal year ended August 27, 2005.

                (b)            Quarterly Reports on Form 10-Q for the quarters ended May 27, 2006, February 25, 2006 and November 25, 2005.

                (c)            Current Reports on Form 8-K dated January 5, 2006 and March 6, 2006.

                (d)             The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 2003, including any amendments or reports filed for the purpose of updating that description.

                All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the shares shall be deemed to be incorporated by reference in this Prospectus and to be deemed a part hereof from the date of filing of such documents.

                Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Investor Relations

Jennifer Convertibles, Inc.

419 Crossways Park Drive

Woodbury, New York 11797

Telephone: (516) 496-1900

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

                Certain statements included or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and include statements made in press releases and oral statements made by our officers, directors or employees acting on our behalf. All such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, market demand for our products, successful implementation of our products, competitive factors, the ability to manage our growth, the ability to recruit additional personnel and other factors referenced in this prospectus and in our filings with the Securities and Exchange Commission. In addition to statements which explicitly describe such risks and uncertainties, you are urged to consider statements labeled with the terms "believes," "belief," "expects," "plans," "anticipates" or "intends," to be uncertain and forward-looking.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

                The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                (a)           Annual Report on Form 10-K for the fiscal year ended August 27, 2005.

                (b)           Quarterly Reports on Form 10-Q for the quarters ended May 27, 2006, February 25, 2006 and November 25, 2005.

                (c)           Current Reports on Form 8-K dated January 5, 2006 and March 6, 2006.

                (d)           The description of Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-24919) filed with the SEC on August 27, 1987, as amended.

                All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

                Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.  A member of that firm owns an aggregate of approximately 25,000 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

                Incorporated by reference from the Registrant’s Registration Statement on Form S-1, Nos. 333-22214 and 33-10800.

Item 7.  Exemption from Registration Claimed.

                Not applicable.

Item 8.  Exhibits.

                (4.1)        Form of Common Stock Certificate (Filed as Exhibit 5.1 to Registrant’s Registration Statement on Form 8-A, dated August 26, 1987, as amended, and incorporated herein by reference).

                (4.2)        Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, as amended, Nos. 333-22214 and 33-10800, and incorporated herein by reference).

                (4.3)        Restated By-Laws of the Registrant (Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, as amended, Nos. 333-22214 and 33-10800, and incorporated herein by reference).

                (5)           Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

                (23.1)      Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

                (23.2)      Consent of Eisner LLP.

                (24)         Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

        1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                            Provided however, That:

                                       A.    Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

                                        B.    Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

        5.   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                i.    If the registrant is relying on Rule 430B (?230.430B of this chapter):

                        A.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                        B.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             ii.    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        6.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, New York on July 17, 2006.

                                                                                                                Jennifer Convertibles, Inc.

                                                                                                                By   /s/ Harley J. Greenfield

                                                                                                                        Harley J. Greenfield

                                                                                                                        Chief Executive Officer

                Each person whose signature appears below constitutes and appoints Harley J. Greenfield and Rami Abada, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Jennifer Convertibles, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                                               Title                                                        Date

/s/ Harley J. Greenfield                                                        Chief Executive Officer and

Harley J. Greenfield                                                              Chairman of the Board                        July 21, 2006

/s/ Rami Abada                                                                     Chief Financial Officer and                 July 21, 2006

Rami Abada                                                                          Director

/s/ Edward Bohn                                                                  Director                                                  July 21, 2006

Edward Bohn

/s/ Kevin Coyle                                                                    Director                                                  July 21, 2006

Kevin Coyle

/s/ Mark Berman                                                                   Director                                                  July 21, 2006

Mark Berman

                                                                                Jennifer Convertibles, Inc.

                                                                        INDEX TO EXHIBITS FILED WITH

                                                                 FORM S‑8 REGISTRATION STATEMENT

Exhibit
Number	Description

(4.1)	Form of Common Stock Certificate (1) (Filed as Exhibit 5.1 to Registrant’s Registration Statement on Form 8-A, dated August 26, 1987, as amended, and incorporated herein by reference).

(4.2)	Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, as amended, Nos. 333-22214 and 33-10800, and incorporated herein by reference).

(4.3)	Restated By-Laws of the Registrant (Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, as amended, Nos. 333-22214 and 33-10800, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered, filed herewith.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Eisner LLP, filed herewith.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)